UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2017

HARMONY MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01  Other Events.

As previously reported, on January 7, 2017, Harmony Merger Corp., a Delaware corporation (“Harmony”), entered into an Agreement and Plan of Reorganization (the “Amalgamation Agreement”) by and among Harmony, Harmony Merger Sub (Canada) Inc., a corporation incorporated under the laws of the Province of Ontario and a wholly owned subsidiary of Harmony (“Merger Sub”), Customer Acquisition Network (Canada) Inc., a corporation incorporated under the laws of the Province of Ontario (“Customer Acquisition”), and the shareholders of Customer Acquisition (“Signing Holders”). On February 23, 2017, Harmony received a notice from Customer Acquisition purportedly terminating the Amalgamation Agreement. Harmony believes that Customer Acquisition did not have the right to terminate under the Amalgamation Agreement and that the termination is therefore ineffective. Harmony intends to vigorously pursue all available claims and remedies against Customer Acquisition under the Amalgamation Agreement and applicable law.

Harmony now intends to seek an extension of the time it has to complete an initial business combination. Information on the proposed extension, including the length of such extension, will be included in proxy materials to be sent to stockholders of Harmony when available.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)    Exhibits:

Exhibit	Description

99.1	Press release dated February 23, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2017

HARMONY MERGER CORP.

By:	/s/ Eric S. Rosenfeld
Name: Eric S. Rosenfeld Title: Chief Executive Officer

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